UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

Nano Magic Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11602	47-1598792
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

750 Denison Court, Bloomfield Hills, MI 48302

(Address of principal executive offices) (Zip Code)

(844) 736-6266

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value	NMGX	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Our operations at all three of our locations are operating subject to government orders and guidelines in effect because of the Covid-19 pandemic. Individuals are working remotely to the extent practicable and we have implemented reduced staffing levels and other operating constraints to comply with government restrictions and guidelines in order to minimize risks of transmission of the COVID-19 virus. It is unclear when we can return to normal operations. The constraints on our operations cause inefficiencies and delays that make it impossible for the Company and its advisors to complete the preparation and review of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 until after May 15, 2020. The Company is relying on the SEC Order dated March 25, 2020 (Release No. 34-88465) to extend the due date for the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2020 until June 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano Magic Inc.

Date: May 15, 2020	By:	/s/ Tom J. Berman
President & CEO